EXHIBIT (10)(B)

                                SECOND AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT is entered into this 25th day of February, 1998 by and between GUILFORD MILLS, INC., a Delaware corporation (the "Buyer"), and BRUNO HOFMANN (the "Seller").

                                   WITNESSETH:

         WHEREAS, pursuant to a Stock Purchase Agreement, dated January 12, 1996, between the Buyer and the Seller, as amended by Amendment No. 1, dated as of January 17, 1996 (collectively, the "Stock Purchase Agreement"), the Buyer purchased from the Seller 100% of the issued and outstanding shares of common stock of each of Hofmann Laces, Ltd., Raschel Fashion Interknitting, Ltd. and Curtains and Fabrics, Inc. (collectively hereinafter referred to as the "Companies"); and

         WHEREAS, the Buyer and the Seller desire to amend the Stock Purchase Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Sections 1.2(e), (f), (g), (h), (i) and (j) of the Stock Purchase Agreement are hereby deleted in their entirety and the following provision is hereby substituted in its place as Section 1.2(e):

                                    (e) The term "Earnout Price" shall mean an
                           amount equal to Thirty Four Million Four Hundred Fifty Two Thousand Nine Hundred Fifty Five Dollars ($34,452,955.00). The Earnout Price shall be paid to the Seller in two installments as follows: (i) the first installment in an amount equal to Seventeen Million Dollars ($17,000,000.00), to be paid to the Seller on February 25, 1998 and (ii) the second installment in an amount equal to Seventeen Million Four Hundred Fifty Two Thousand Nine Hundred Fifty Five Dollars ($17,452,955.00), to be paid to the Seller on October 1, 1998, in each case with the installment to be paid by the wire transfer of immediately available funds into an account or accounts designated by the Seller.

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         2. The first sentence of Section 5.1 of the Stock Purchase Agreement is hereby deleted in its entirety. The third, fourth and fifth sentences of Section
5.1 of the Stock Purchase Agreement are hereby deleted in their entirety and the following provision is substituted in their place:

                           Any shares of Restricted Stock acquired by the Seller shall be acquired for his own account, for investment purposes only and not with a view to the distribution thereof, as that phrase has meaning under the Act, and the rules and regulations of the Commission. The Seller shall not sell or make any other distribution of the shares of Restricted Stock in violation of the provisions of any applicable laws and regulations, including, without limitation, the rules and regulations of the Commission and state securities or "blue sky" laws. The Seller shall not transfer any shares of Restricted Stock in violation of the transfer restriction set forth in Section 1.2(d) hereof. The Seller covenants that from and after February 25, 1998 until December 31, 2003, neither he, any affiliate (as defined herein) of the Seller, nor any group (as defined herein) of which the Seller or any affiliate of the Seller becomes a member, shall (i) individually or collectively acquire, or offer, propose or agree to acquire beneficial ownership (as defined herein) of more than Six Hundred Thousand (600,000) shares of Common Stock (the "Acquisition Maximum") or (ii) propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly,
                           (x) any form of business combination, acquisition, or other transaction relating to the Buyer or any affiliate thereof, (y) any form of restructuring, recapitalization or similar transaction with respect to the Buyer or any such affiliate, or (z) any demand, request or proposal to amend, waive or terminate this Section 5.1, (iii) make, or in any way participate in, any solicitation of proxies with respect to any shares of Common Stock (including by the execution of action by written consent), become a participant in any election contest with respect to the Buyer, seek to influence any person with respect to any shares of Common Stock or demand a copy of the Buyer's list of its stockholders or other books and records, or (iv) participate in or encourage the formation of any partnership, syndicate, or other group which seeks to effect control of the Buyer or to circumvent any provision of this Section 5.1. In the event of any change in the number of outstanding shares of Common Stock through merger, recapitalization, stock dividend, stock split, split-up, split-off, spin-off or other like change


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



                           in the capital structure of the Buyer, appropriate adjustments shall be made to the Acquisition Maximum in order to take into account the effect of such change in capital structure on the number of outstanding shares of Common Stock. The Seller represents and warrants to the Buyer that as of February 25, 1998 (i) he beneficially owns Six Hundred Three Thousand One Hundred Fifty (603,150) shares of Common Stock and (ii) he is not part of any group. The term "affiliate" as used in this Section
                           5.1 shall have the meaning ascribed to it in Rule 405 under the Act. The term "group" as used in this
                           Section 5.1 shall have the meaning ascribed to it in
                           Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The term "beneficial ownership" or "beneficially own" shall have the meaning ascribed to such terms in Rule 13d-3 under the 1934 Act.

         3. Section 5.2 of the Stock Purchase Agreement is hereby deleted in its entirety.

         4. Section 5.3 of the Stock Purchase Agreement is hereby deleted in its entirety.

         5. Section 5.4(a) of the Stock Purchase Agreement is hereby deleted in its entirety. The second sentence of Section 5.4(b) of the Stock Purchase Agreement is hereby deleted in its entirety. The Seller hereby resigns as a member of the Board of Directors of each of the Companies.

         6. Section 5.5 of the Stock Purchase Agreement is hereby deleted in its entirety.

         7. Section 5.7 of the Stock Purchase Agreement is hereby deleted in its entirety.

         8. The Buyer and the Seller acknowledge and agree that for purposes of
Section 6.3 of the Stock Purchase Agreement, the Subsequent Election Tax Cost, as defined therein, is zero. Notwithstanding anything to the contrary contained herein, the indemnity obligations set forth in Section 6.3(e) of the Stock Purchase Agreement shall survive the execution and delivery of this Second Amendment to Stock Purchase Agreement and shall continue in full force and effect in accordance with their terms.

         9. The penultimate sentence of Section 7.1(a) of the Stock Purchase Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                           Notwithstanding the foregoing, the Indemnification Cap for each of Cobleskill Losses and Herkimer Losses shall be


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


                           Three Million Dollars ($3,000,000.00), if a claim for indemnification for Herkimer Losses or Cobleskill Losses is made between February 25, 1998 and October 1, 1998.

         10. The last sentence of Section 7.1(c) of the Stock Purchase Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

                           If the Buyer shall become entitled to indemnification pursuant to this Section 7.1 before the Earnout Price is paid in full, but the Seller or his legal representative fails to pay to the Buyer such indemnity payment within such ten day period, the Buyer may deduct or offset against the Earnout Price remaining to be paid the indemnity payment owing the Buyer hereunder.

         11. The following clause at the end of the first sentence of Section 7.1(e) of the Stock Purchase Agreement is hereby deleted in its entirety: "or the proceeds from the Insurance Policy, as the case may be." The parties acknowledge and agree that the representations and warranties contained in
Section 2.1(t) of the Stock Purchase Agreement shall survive until the Earnout Price is paid in full.

         12. Except as otherwise set forth herein, the Stock Purchase Agreement remains unmodified and in full force and effect. To the extent not otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Stock Purchase Agreement as of the day and year first above written.

                                       THE BUYER:

                                       GUILFORD MILLS, INC.

                                       By:  /s/ Terrence E. Geremski
                                            -------------------------------
                                       Name:  Terrence E. Geremski
                                            -------------------------------
                                       Title: Executive Vice President
                                            -------------------------------
                                         and Chief Financial Officer


                                       THE SELLER:


                                       /s/ Bruno Hofmann
                                      ---------------------------------
                                            Bruno Hofmann


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